Exhibit 1.1

EXECUTION VERSION

General Motors Financial Company, Inc.

$700,000,000 2.625% Senior Notes due 2017

$800,000,000 3.500% Senior Notes due 2019

UNDERWRITING AGREEMENT

July 7, 2014

CREDIT SUISSE SECURITIES (USA) LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

as Representatives of the several Underwriters

listed in Schedule A hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Dear Ladies and Gentleman:

1. Introductory. General Motors Financial Company, Inc., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $700,000,000 aggregate principal amount of its 2.625% Senior Notes due 2017 (the “2017 Notes”) and $800,000,000 aggregate principal amount of its 3.500% Senior Notes due 2019 (the “2019 Notes” and, together with the 2017 Notes, the “Offered Securities”) to be issued under an indenture to be dated the Closing Date (as hereinafter defined) (the “Base Indenture”), as supplemented by a supplemental indenture relating to the 2017 Notes and a supplemental indenture relating to the 2019 Notes, each to be dated as of the Closing Date (collectively, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantor (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Offered Securities will be fully and unconditionally guaranteed (the “Guarantee”) as to payment of principal, interest and premium, on an unsecured senior basis, by AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”). Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated are sometimes referred to collectively herein as the “Representatives.”

No holders of securities of the Company have rights to the registration of such securities under the Registration Statement (as defined below) or any other registration statement.

The Company and the Guarantor hereby agree with the several Underwriters as follows:

2. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-196531), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Offered Securities dated July 7, 2014 that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) The Company and the offering of the Offered Securities each meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement became effective with the Commission under the Securities Act on June 16, 2014. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Guarantor, are contemplated or threatened by the Commission.

(c) The term “General Disclosure Package” shall mean (i) the Preliminary Prospectus dated July 7, 2014, as amended or supplemented as of the Applicable Time (as hereinafter defined), (ii) any Issuer Free Writing Communication (as hereinafter defined), (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package and (iv) the final term sheet, which also shall be identified in Schedule B hereto. “Applicable Time” means 3:54 p.m. (New York City time) on the date of this Agreement. Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act. The Preliminary Prospectus, as of its date did not, and the Prospectus, on the date of this Agreement and on the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Prospectus, the Prospectus, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form l0-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Exchange Act, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Any further documents filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Prospectus or the Prospectus. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering. “Supplemental Marketing Material” means an Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B to this Agreement.

(d) At the earliest time after the filing of the Registration Statement relating to the Offered Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(e) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(f) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the obligations of the Company and the Guarantor thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(h) The Indenture has been duly and validly authorized by the Company and the Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors” rights generally and by general equitable principles; on the Closing Date, Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”) and complies with the 1939 Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i) The Offered Securities have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(j) The Guarantees have been duly and validly authorized by the Guarantor and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Offered Securities in accordance with the Indenture and upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the qualification that the enforceability of the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(k) There are no consents, waivers and amendments required under the terms of any existing Credit Facilities, any existing Bank Lines, any existing Residual Funding Facility or any existing Credit Enhancement Agreements (each, as defined in the General Disclosure Package and the Prospectus) necessary to ensure that the execution and delivery of, and the performance of all of the transactions contemplated by, this Agreement, the Offered Securities, the Guarantee and the Indenture (the Offered

Securities, the Guarantee and the Indenture are collectively called the “Operative Documents”) will not conflict with or constitute a breach of, or a default under, any existing Credit Facilities, any existing Bank Lines, any existing Residual Funding Facility or any existing Credit Enhancement Agreement.

(l) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the “Actual” column under the heading “Capitalization”; and, except as set forth in the General Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m) As of the date of this Agreement, the Company has no subsidiaries other than the entities listed on Exhibit A (collectively, the “Subsidiaries”).

(n) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”).

(o) Neither the Company nor any of the Subsidiaries owns capital stock of any corporation or entity (excluding interests in Securitization Entities (as defined in the General Disclosure Package and the Prospectus) and Credit Facility Entities (as defined in the General Disclosure Package and the Prospectus)) other than the Subsidiaries. Each of the Subsidiaries is a corporation, trust, limited partnership or limited liability company duly incorporated or formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock or beneficial interests of each of the Subsidiaries that is a corporate entity, all of the limited partnership interests of each of the Subsidiaries that is a limited partnership and all of the membership interests in each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable, and free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as set forth in the General Disclosure Package.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the General Disclosure Package and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Offered Securities or the consummation of the other transactions contemplated by the Operative Documents. The General Disclosure Package contains accurate summaries of all agreements, contracts, indentures, leases or other instruments that are material to the Company and the Subsidiaries taken as a whole or otherwise summarized therein. Neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is threatened, which is reasonably likely to cause a Material Adverse Effect.

(q) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except for any such violation or violations under this clause (ii) which, singly or in the aggregate would not have a Material Adverse Effect or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries taken as a whole and to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the General Disclosure Package.

(r) None of the issuance, offer or sale of the Offered Securities, the execution, delivery or performance by the Company and the Guarantor of this Agreement or the other Operative Documents, compliance by the Company and the Guarantor with the provisions hereof or thereof nor consummation by the Company and the Guarantor of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except, as of the date of this Agreement, such as may be required in compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or formation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries taken as a whole and to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

(s) Deloitte & Touche LLP, who has certified the financial statements of the Company incorporated by reference as part of the Preliminary Prospectus and the General Disclosure Package and to be incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations adopted thereunder and by the Public Company Accounting Oversight Board at all times such independence was required.

(t) Deloitte & Touche LLP, who has certified the financial statements of the international operations of Ally Financial Inc. incorporated by reference as part of and/or included in the Preliminary Prospectus and the General Disclosure Package and to be incorporated by reference and/or included in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations adopted thereunder and by the Public Company Accounting Oversight Board at all times such independence was required.

(u) The financial statements, together with the related notes forming part of the General Disclosure Package, present fairly in all material respects the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and the Subsidiaries on the basis stated in the General Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein, and meet the requirements of Regulation S-X under the Securities Act for registration statements on Form S-3; and the other financial and statistical information and data set forth in the General Disclosure Package is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) The financial statements, together with the related notes forming part of the General Disclosure Package, present fairly in all material respects the consolidated financial position, results of operations, shareholders’ equity and cash flows of the international operations on the basis stated in the General Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein, and meet the requirements of Regulation S-X under the Securities Act for registration statements on Form S-3; and the other financial and statistical information and data set forth in the General Disclosure Package is accurately presented and, to the extent such information and data is derived from the financial books and records of the international operations, is prepared on a basis consistent with such financial statements and the books and records of the international operations.

(w) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company or the Guarantee by the Guarantor.

(x) The Company and the Guarantor have all requisite power and authority to execute, deliver and perform their obligations under this Agreement; the execution and delivery of, and the performance by the Company and the Guarantor of their obligations under this Agreement have been duly and validly authorized by the Company and the Guarantor.

(y) Except as disclosed in the General Disclosure Package, subsequent to the date as of which such information is given in the General Disclosure Package, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

(z) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa) Each of the Company and the Subsidiaries has good and indefeasible title to all property (real and personal) described in the General Disclosure Package as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the General Disclosure Package and all the material property described in the General Disclosure Package as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, in each case with only such exceptions as in the aggregate are not materially burdensome and do not interfere with the conduct of the business of the Company and the Subsidiaries taken as a whole and as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Except as permitted by the Securities Act, the Company and the Guarantor have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Prospectus, the Prospectus and those communications specified on Schedule B hereto.

(cc) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the General Disclosure Package, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects, all their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the General Disclosure Package and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the General Disclosure Package, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries taken as a whole.

(dd) Except as disclosed in the General Disclosure Package, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, except where the failure to so file such returns or their failure to be true and correct in all material respects would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the default in such payment would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) No holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of shares of common stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement. Except as described in or contemplated by the General Disclosure Package, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

(ff) The Company or General Motors Company (“GM”) and each of the Subsidiaries owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the General Disclosure Package as being owned by any of them or necessary for the conduct of the respective businesses of the Company and the Subsidiaries with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, GM and the Subsidiaries with respect to the foregoing that, if such claim or challenge were sustained, would have a Material Adverse Effect.

(gg) Neither the Company nor the Guarantor is and, upon sale of the Offered Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the General Disclosure Package under the caption “Use of Proceeds,” neither will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) The Company and the Subsidiaries have regular and ongoing regulatory compliance programs and procedures that are adequate to ensure that all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act and the Federal Trade Commission Act) with respect to receivables owned and/or serviced by the Company or its Subsidiaries have been complied with in all material respects and to the Company’s knowledge, all such receivables now comply with all such applicable legal requirements.

(ii) Except as set forth in the General Disclosure Package and except with respect to the international operations, the Company maintains (i) a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the 1939 Act, the rules and regulations of the Commission, and the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (collectively, the “Securities Laws”), and are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements, (ii) a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, which include controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and (iii) any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the General Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the Exchange Act Reports, the Company has not publicly disclosed or reported to the Board, and within the next 60 days the Company does not reasonably expect to publicly disclose or report to the Board, a significant deficiency, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, or any violation of, or failure to comply with, the Securities Laws.

(jj) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Offered Securities and the other transactions related thereto as described in each of the General Disclosure Package and the Prospectus) will not be “insolvent,” as such term is defined in Title 11, U.S. Code, and in the debtor and creditor law of the State of New York.

(kk) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company and the Guarantor, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its controlled affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(nn) Each Operative Document conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Prospectus.

(oo) Each of the Company and the Guarantor acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 7 hereof, counsel for the Company and the Guarantor and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations as to matters of fact and each of the Company and the Guarantor hereby consent to such reliance.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, (i) with respect to the 2017 Notes, at a purchase price of 99.00% of the principal amount thereof plus accrued interest, if any, from July 10, 2014 to the Closing Date, the respective principal amounts of the 2017 Notes set forth opposite the names of the several Underwriters on Schedule A hereto and (ii) with respect to the 2019 Notes, at a purchase price of 99.00% of the principal amount thereof plus accrued interest, if any, from July 10, 2014 to the Closing Date, the respective principal amounts of the 2019 Notes set forth opposite the names of the several Underwriters on Schedule A hereto.

The Company will deliver the Offered Securities to the Representatives for the accounts of the Underwriters in the form of one or more permanent global securities in definitive form (the “Offered Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC, against payment of the purchase price. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the General Disclosure Package. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, at 9:00 A.M. (New York time), on July 10, 2014 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Offered Global Securities representing all of the Offered Securities. The Offered Global Securities will be made available for checking at the above office of Cahill Gordon & Reindel LLP at least 24 hours prior to the Closing Date.

4. [Reserved].

5. Certain Agreements of the Company and the Guarantor. The Company and the Guarantor agree with the several Underwriters that:

(a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Preliminary Prospectus, the General Disclosure Package or the Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Underwriters, any event occurs as a result of which the Preliminary Prospectus, the Prospectus or the General Disclosure Package or any Supplemental Marketing Material would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives, such approval not to be unreasonably withheld, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) subject to the first two sentences of Section 5(b) above, prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Communication and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Before making, preparing, using, authorizing, approving or referring to any Issuer Free Writing Communication, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(g) The Company and the Guarantor will cooperate with the Underwriters in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters provided that the Company and the Guarantor will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Communication or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Communication and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Offered Securities or their offering, (2) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(j) The Company will assist the Underwriters in arranging for the Offered Securities to be eligible for clearance and settlement through DTC.

(k) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l) The Company and the Guarantor will pay all expenses incidental to the performance of their obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Statement, the Offered Securities, the Indenture, the Preliminary

Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) for expenses incurred in the distribution and filing with the Commision of the Registration Statement, the Preliminary Prospectus, any other documents comprising any part of the General Disclosure Package, the Prospectus (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Underwriters and (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings). The Company will reimburse the Underwriters for all travel expenses of the Underwriters and the Company’s officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

(m) The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(n) In connection with the offering, until the Representatives shall have notified the Company and the other Underwriters of the completion of the resale of the Offered Securities, except as set forth in the General Disclosure Package neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of the Offered Securities,

(o) During the period beginning on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing. For the avoidance of doubt, nothing in this Section 5(o) shall prohibit the Company from entering into or consummating any securitization transactions or to incurring indebtedness under any Bank Lines, Credit Enhancement Agreements, Credit Facility Entities, Refinancing Indebtedness, Residual Funding Facilities, or Securitization (in each case, as defined in the General Disclosure Package and the Prospectus).

(p) The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(q) Neither the Company nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities; provided, however, that nothing herein shall prevent or prohibit the Company’s election to redeem notes pursuant to the optional redemption provisions set forth in the applicable indenture.

6. [Reserved].

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein, to the accuracy of the statements of officers of the Company and the Guarantor made pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters shall have received, on the date hereof and on the Closing Date, letters dated the respective dates of delivery thereof and addressed to the Underwriters in form and substance satisfactory to the Underwriters from (i) Deloitte & Touche LLP, independent public accountants to the Company, and (ii) Deloitte & Touche LLP, independent public accountants to the international operations, in each case, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the date hereof.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which in the judgment of the Representatives is material and adverse to the Company and its subsidiaries taken as one enterprise and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material and adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to have a material adverse effect on the success of the proposed issue, sale or distribution of the Offered Securities; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Underwriters shall have received on the Closing Date an opinion and a 10b-5 statement of Hunton & Williams LLP, counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit B hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Frank E. Brown III, Esq., Secretary of the Company, dated the Closing Date and addressed to the Underwriters to the effect set forth in Exhibit C hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Katten Muchin Rosenman LLP, special securitization counsel for the Company and the Subsidiaries, dated the Closing Date, and addressed to the Underwriters to the effect set forth in Exhibit D hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company and the Subsidiaries, dated the Closing Date, and addressed to the Underwriters to the effect set forth in Exhibit E hereto.

(g) The Underwriters shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) The Underwriters shall have received a certificate, dated such Closing Date, of the President, Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company and the Guarantor in which such officers, to the best of their knowledge after reasonable investigation, shall state that (1) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct, that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; (2) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened; and (3) subsequent to the respective dates of the most recent financial statements in the Exchange Act Reports included in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) The Underwriters shall have received the letters, dated the Closing Date, of Deloitte & Touche LLP which meet the requirements of subsection (a) of this Section, except that (1) each reference to the Preliminary Prospectus in the letters delivered pursuant to this subsection (i) will also include a reference to the Prospectus or the General Disclosure Package and (2) the specified date referred to in subsection (a) will be a date not more than three days prior to such Closing Date for the purposes of this subsection (i).

(j) The Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened.

(k) The Offered Securities shall be eligible for clearance and settlement through DTC.

(l) The Representatives shall have received on and as of a recent date relative to the Closing Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) The Company and Guarantor shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters or their counsel shall have reasonably requested.

(n) The Company and the Guarantor shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

(o) FINRA shall have advised the Representatives in writing that it has no objection to the underwriting and other terms and arrangements related to the offering of the Offered Securities.

(p) The Company and the Guarantor will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

(q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities or the issuance of the Guarantee.

(r) The Underwriters shall have received certificate of the Company, in form and substance reasonably satisfactory to the Representatives, dated as of the Closing Date, signed on behalf of the Company by the Chief Financial Officer , regarding certain unaudited financial information relating to certain “recent developments” as described in the General Disclosure Package and the Prospectus.

8. Indemnification and Contribution.

(a) The Company and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof, including information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, the General Disclosure Package or the Prospectus and any amendment or supplement thereto, and in each case including the Exchange Act Reports incorporated by reference therein, any Issuer Free Writing Communication, or any Supplemental Marketing Material, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Guarantor and each of their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Prospectus or the Prospectus, in each case as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and Prospectus furnished on behalf of each Underwriter: the fourth paragraph, the third sentence under the heading “New Issue of Notes” and the first paragraph under the heading “Short Positions” under the caption “Underwriting”; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party having been advised by counsel reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with the defense of such action within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity, to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company and the Guarantor under this Section shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other written statements of the Company, the Guarantor or their, officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and Section 4 and all obligations under Section 5 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantor will jointly and severally reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010; Attention: IBD-LCD; c/o Barclays Capital Inc. 745 Seventh Avenue, New York, NY 10019, Attn.: Syndicate Registration, Facsimile (646-834-8133); c/o Citigroup Global Markets Inc. 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020; Attention: Debt Capital Markets Transaction Management/Legal, Facsimile (212-901-7881), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: Corey Wright, Esq. or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 801 Cherry Street Suite 3500, Fort Worth, Texas 76102, Attention: Secretary, with a copy to Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas Texas 75202, Attention: L. Steven Leshin, Esq., telecopy number: (214) 468-3599; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. You will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

15. Absence of Fiduciary Relationship. The Company and the Guarantor acknowledge and agree that:

(a) the Underwriters have been retained solely to act as underwriters in connection with the underwriting, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantor on the one hand and the Representatives on the other has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Prospectus or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Guarantor on other matters;

(b) the purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives and the Company and the Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Guarantor have been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Guarantor waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

General Motors Financial Company, Inc.

By:	/s/ Chris A. Choate
	Name:	Chris A. Choate
	Title:	Executive Vice President and Chief Financial Officer

AmeriCredit Financial Services, Inc.

By:	/s/ Chris A. Choate
	Name:	Chris A. Choate
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting severally on behalf of themselves and as the Representatives of the several
Underwriters.

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Thomas Ritchie
Name: Thomas Ritchie
Title: Managing Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ Happy Daily
Name: Happy Daily
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Benjamin J. Burton
Name: Benjamin J. Burton
Title: Managing Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

SCHEDULE A

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2019 Notes
Credit Suisse Securities (USA) LLC	$131,250,000	$150,000,000
Barclays Capital Inc.	$131,250,000	$150,000,000
Citigroup Global Markets Inc.	$131,250,000	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$131,250,000	$150,000,000
BBVA Securities Inc.	$38,500,000	$44,000,000
Credit Agricole Securities (USA) Inc.	$38,500,000	$44,000,000
Mizuho Securities USA Inc.	$38,500,000	$44,000,000
TD Securities (USA) LLC.	$38,500,000	$44,000,000
Drexel Hamilton, LLC	$7,000,000	$8,000,000
Samuel A. Ramirez & Company, Inc.	$7,000,000	$8,000,000
The Williams Capital Group, L.P.	$7,000,000	$8,000,000

Total	$700,000,000	$800,000,000

SA-1

SCHEDULE B

GENERAL DISTRIBUTION ISSUER FREE WRITING COMMUNICATION

1.	Term sheet containing terms of securities, substantially in the form attached hereto.

SB-1

Final Term Sheet

[see attached.]

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

July 7, 2014 and the Prospectus dated June 16, 2014

Registration No. 333-196531

Terms Applicable to the Notes

Issuer:	General Motors Financial Company, Inc.
Guarantor:	AmeriCredit Financial Services, Inc.
Trade Date:	July 7, 2014
Settlement Date:	July 10, 2014 (T+3)
Form of Offering:	SEC Registered (Registration No. 333-196531)

Terms applicable to

2.625% Senior Notes due 2017

Aggregate Principal Amount:	$700,000,000

Final Maturity Date:	July 10, 2017

Public Offering Price:	100.000%, plus accrued and unpaid interest, if any, from July 10, 2014

Benchmark Treasury:	0.875% due June 15, 2017

Benchmark Treasury Yield:	0.970%

Spread to Benchmark Treasury:	T+165.5 bps

Coupon:	2.625%

Yield to Maturity:	2.625%

Interest Payment Dates:	January 10 and July 10, commencing January 10, 2015

Optional Redemption:	Make-whole call at T+25bps

Change of Control prior to an Investment Grade Event:	Puttable at 101% of principal, plus accrued and unpaid interest.

CUSIP / ISIN:	37045X AM8 / US37045XAM83

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC

Co-Managers:	BBVA Securities Inc. Credit Agricole Securities (USA) Inc. Mizuho Securities USA Inc. TD Securities (USA) LLC Drexel Hamilton, LLC Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.

Terms applicable to

3.500% Senior Notes due 2019

Aggregate Principal Amount:	$800,000,000

Final Maturity Date:	July 10, 2019

Public Offering Price:	100.000%, plus accrued and unpaid interest, if any, from July 10, 2014

Benchmark Treasury:	1.625% due June 30, 2019

Benchmark Treasury Yield:	1.735%

Spread to Benchmark Treasury:	T+176.5 bps

Coupon:	3.500%

Yield to Maturity:	3.500%

Interest Payment Dates:	January 10 and July 10, commencing January 10, 2015

Optional Redemption:	Make-whole call at T+25bps

Change of Control prior to an Investment Grade Event:	Puttable at 101% of principal, plus accrued and unpaid interest.

CUSIP / ISIN:	37045X AN6 / US37045XAN66

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC

Co-Managers:	BBVA Securities Inc. Credit Agricole Securities (USA) Inc. Mizuho Securities USA Inc. TD Securities (USA) LLC Drexel Hamilton, LLC Samuel A. Ramirez & Company, Inc. The Williams Capital Group, L.P.

Additional Changes to the Preliminary Prospectus Supplement

As of March 31, 2014, on a pro forma basis assuming the incurrence by us of $1.5 billion in senior notes, we and the guarantor would have had $5.5 billion of indebtedness (of which none would have been secured indebtedness).

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer has filed with the SEC, including the prospectus supplement, for more complete information about the Issuer and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting: Credit Suisse Securities (USA) LLC, Attn: Prospectus Delivery Department, One Madison Avenue, New York, NY 10010 or by calling 1-800-221-1037.; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 1-800-831-9146 or by emailing prospectus@citi.com; or, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 7th Floor, New York, NY 10038, Attention: Prospectus Department, or by calling: 1-800-294-1322 or emailing: dg.prospectus_requests@baml.com.

Exhibit A

Subsidiaries

AmeriCredit Financial Services, Inc.

ACF Investment Corp.

GM Financial Management Trust

AFS Management Corp.

GM Financial Consumer Discount Company

AmeriCredit Consumer Loan Company, Inc.

APGO Trust

ACAR Leasing Ltd.

AFS SenSub Corp.

AmeriCredit Funding Corp. XI

AmeriCredit Syndicated Warehouse Trust

GMF Leasing LLC

GMF Leasing Warehouse Trust

GMF Wholesale Receivables LLC

GMF Floorplan Owner Revolving Trust

General Motors Financial of Canada, Ltd.

GM Financial Canada Leasing Ltd.

AmeriCredit Automobile Receivables Trust 2007-B-F

AmeriCredit Automobile Receivables Trust 2007-D-F

AmeriCredit Automobile Receivables Trust 2010-A

AmeriCredit Automobile Receivables Trust 2010-2

AmeriCredit Automobile Receivables Trust 2010-B

AmeriCredit Automobile Receivables Trust 2010-3

AmeriCredit Automobile Receivables Trust 2010-4

AmeriCredit Automobile Receivables Trust 2011-1

AmeriCredit Automobile Receivables Trust 2011-2

AmeriCredit Automobile Receivables Trust 2011-3

AmeriCredit Automobile Receivables Trust 2011-4

AmeriCredit Automobile Receivables Trust 2011-5

AmeriCredit Automobile Receivables Trust 2012-1

AmeriCredit Automobile Receivables Trust 2012-2

AmeriCredit Automobile Receivables Trust 2012-3

AmeriCredit Automobile Receivables Trust 2012-4

AmeriCredit Automobile Receivables Trust 2012-5

AmeriCredit Automobile Receivables Trust 2013-1

AmeriCredit Automobile Receivables Trust 2013-2

AmeriCredit Automobile Receivables Trust 2013-3

AmeriCredit Automobile Receivables Trust 2013-4

AmeriCredit Automobile Receivables Trust 2013-5

AmeriCredit Automobile Receivables Trust 2014-1

AmeriCredit Automobile Receivables Trust 2014-2

GM Financial Automobile Receivables Trust 2012-PP1

GM Financial Automobile Receivables Trust 2014-PP1

GMF Automobile Leasing Trust 2013-PP1

GM Financial Automobile Leasing Trust 2014-1

GM Financial Mexico Holdings LLC

A-1

GM Financial de Mexico, S.A. de C.V. Sociedad Financiera de Objeto Múltiple, Entidad No Regulada

Servicios GMAC, S.A. de C.V.

GMAC Comercial Automotriz Chile S.A.

GMAC Automotriz Limitada

GMAC Colombia S.A. LLC

GMAC Financiera de Colombia S.A. Compañía de Financiamiento

GMAC Servicios S.A.S.

General Motors Investments Participacoes Ltda

General Motors Holdings Participacoes Ltda

GMAC Prestadora de Servicios de Mao de Obra Ltda

Banco GMAC S.A.

GMACI Corretora de Seguros S.A.

GMAC Administradora de Consórcios Ltda.

GMAC Holdings UK Limited

GMAC UK plc

GMAC Leasing GmbH

GMAC Suisse SA

GMAC Real Estate GmbH & Co. KG

GMAC Financial Services AB

GMAC Handelsbolag

General Motors Financial International B.V.

GMAC Lease B.V.

GMAC Nederland N.V.

GMAC Continental Corporation

Masterlease Europe Renting, S.L.

GMAC España Financiación, S.A.

General Motors Financial Italia SpA

GMAC Banque S.A.

GMAC –Instituicao Financeira de Credito

G.M.A.C. – Comércio e Aluguer de Veículos, Lda.

GMF Europe Holdco Limited

GMF Europe LLP

General Motors Financial UK Limited

GMF Global Assignment LLC

GMF International LLC

A-2

Exhibit B

Form of Opinion of Hunton & Williams LLP

[see attached.]

HUNTON & WILLIAMS LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011

July 10, 2014

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

TD Securities (USA) LLC

Drexel Hamilton, LLC

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re:	General Motors Financial Company, Inc. 2.625% Senior Notes due 2017 and 3.500% Senior Notes due 2019

Ladies and Gentlemen:

We have acted as special counsel to General Motors Financial Company, Inc., a Texas corporation (the “Company”), and AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), in connection with the issuance of $700,000,000 aggregate principal amount of the Company’s 2.625%

Senior Notes due 2017 and $800,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2019 (collectively, the “Notes”) pursuant to the terms of an indenture (the “Base Indenture”), dated as of July 10, 2014, by and among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of July 10, 2014 (the “First Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee, and a Second Supplemental Indenture dated as of July 10, 2014 (the “Second Supplemental Indenture”, and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee.

This opinion is furnished to you at the Company’s request as required by Section 7(c) of the Underwriting Agreement (the “Underwriting Agreement”), dated July 7, 2014, among the Company, the Guarantor and the underwriters named therein (the “Underwriters”).

Initially capitalized terms not otherwise defined herein shall have the same meaning as ascribed thereto in the Underwriting Agreement.

In connection with the foregoing, we have examined the following:

(i)	the Company’s Registration Statement on Form S-3 (Registration No. 333-196531), as filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2014, and declared effective by the Commission on June 16, 2014 (the “Shelf Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	the preliminary prospectus supplement, dated July 7, 2014, in the form filed with the Commission on July 7, 2014 pursuant to Rule 424(b) promulgated under the Securities Act, together with the base prospectus dated June 16, 2014 (collectively, the “Preliminary Prospectus” and, together with the pricing information set forth on Schedule B to the Underwriting Agreement, the “Time of Sale Disclosure Package”);

(iii)	the final prospectus supplement, dated July 7, 2014, as filed with the Commission on July 7, 2014 pursuant to Rule 424(b) promulgated under the Securities Act, together with the base prospectus dated June 16, 2014, the “Prospectus”;

(iv)	the Base Indenture;

(v)	the First Supplemental Indenture;

(vi)	the Second Supplemental Indenture;

(vii)	the forms of the Notes and Guarantee;

(viii)	the Underwriting Agreement;

(ix)	the certificate of formation of the Company and the certificate of incorporation of the Guarantor, each certified by the Secretaries of State of their respective jurisdictions of incorporation;

(x)	the bylaws of each of the Company and the Guarantor; and

(xi)	certificates, dated as of the date hereof, containing representations to this firm as to certain factual matters and executed by certain senior officers of the Company and the Guarantor.

The documents listed in (ii) through (viii) above are referred to herein as the “Transaction Documents”).

In addition to our examination of the documents referred to above, we also have examined originals or reproductions or certified copies of certain records of the Company and the Guarantor and certificates of officers of the Company, the Guarantor and of public officials. In these examinations and for purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of the Transaction Documents by the Company and the Guarantor, as applicable, and the validity, binding effect and enforceability of the Indenture, the Notes and the Guarantee upon the Company and the Guarantor, as applicable) and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination.

As to factual matters, we have relied upon representations included in the Underwriting Agreement, upon certificates of officers of the Company, the Guarantor and the Subsidiaries, and upon certificates of public officials. Whenever the phrases “to our knowledge” or “known to us” or words of similar import are used herein, they refer to the actual knowledge of the attorneys of this firm involved in the representation of the Company and the Guarantor in this transaction without independent investigation other than consultation with such other attorneys at this firm as we deem appropriate.

We do not purport to express opinions on any laws other than those of the States of New York and Texas, the Delaware General Corporation Law and the Federal law of the United States of America.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the limitations contained herein, we are of the opinion that:

1.	The Company is a corporation incorporated in the State of Texas and validly existing and in good standing under the laws of the State of Texas with all requisite corporate power and authority to enter into the transactions contemplated by the Transaction Documents.

2.	The Guarantor is a corporation incorporated in the State of Delaware and validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to enter into the transactions contemplated by the Transaction Documents; and all the outstanding shares of capital stock of the Guarantor are (i) wholly owned by the Company, and (ii) free and clear of any security interest, lien, adverse claim or other encumbrance, except in each case as specifically described in the Time of Sale Disclosure Package and the Prospectus.

3.	The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor.

4.	The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes the valid and binding agreement of each of the Company and the Guarantor under New York law, enforceable against each of the Company and the Guarantor in accordance with its terms.

5.	The Notes have been duly authorized by the Company and, when duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company under New York law, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Base Indenture, and the First Supplemental Indenture and the Second Supplemental Indenture, as is applicable to the respective series of the Notes.

6.	Each Guarantee has been duly authorized by the Guarantor and, when duly executed by the Guarantor in accordance with the terms of the Indenture and delivered by the Guarantor to the Underwriters and upon the due execution and authentication of the Notes in accordance with the Indenture and the issuance and delivery of the Notes to the Underwriters as contemplated by the Underwriting Agreement, will constitute the valid and binding obligation of the Guarantor under New York law, enforceable against the Guarantor in accordance with its terms.

7.	None of the issuance, offer or sale of the Notes by the Company, the execution or delivery of each Guarantee by the Guarantor, the execution or delivery by the Company or the Guarantor of the Underwriting Agreement or the other Transaction Documents, nor consummation by the Company or the Guarantor of the transactions contemplated thereby, violates or will violate or constitutes or will constitute a breach of or a default under, the certificate of formation or bylaws of the Company or the certificate of incorporation or bylaws of the Guarantor, nor will any such action (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Underwriting Agreement, the Securities Act and in the case of the Indenture, the 1939 Act) violate any existing Texas or U.S. law, regulation, ruling, judgment, injunction, order or decree known to us, applicable to the Company or the Guarantor.

8.	No consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or the Guarantor for the execution and delivery of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement, except (i) those that have been obtained or made, as the case may be, or (ii) those that may be required under the securities or Blue Sky laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the U.S. in connection with such transactions (as to which we express no opinion).

9.	The statements set forth in the Time of Sale Disclosure Package and the Prospectus under the captions “Description of the Notes” and “United States Federal Income Tax Considerations,” and insofar as they relate to the Notes, the Guarantees and the Indenture, under the captions “Description of Debt Securities” and “Description of Guarantees of Debt Securities”, insofar as they constitute summaries of contracts, agreements or other legal documents (excluding contracts, agreements or other legal documents pertaining to Company-sponsored securitizations), or refer to statements of law or legal conclusions, fairly summarize in all material respects such documents or matters.

10.	Based solely on our review of the Company’s certificate of formation and bylaws and the Texas Business Organizations Code, the Company is not required to obtain shareholder consent for the issuance or offering of the Notes.

11.	The Shelf Registration Statement, on the Effective Date, and the Prospectus, as of the date of this opinion, complied as to form in all material respects with the relevant requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

12.	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

13.	The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect. Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b) under the Securities Act.

14.	The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds therefrom as described in the Time of Sale Disclosure Package and the Prospectus, will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The enforceability of the agreements and instruments discussed herein is limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally, (b) general principles of equity, whether considered at law or in equity, (c) any implied covenant of good faith and fair dealing and (d) public policy considerations. In addition, we express no opinion regarding (i) the submission of jurisdiction to the extent it relates to the subject matter jurisdiction of any court, (ii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (iii) the waiver of any right to have service of process made in the manner prescribed by applicable law, (iv) the appointment of any person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion, (v) the enforceability, or compliance with applicable law, regulation or ruling, of indemnification or contribution provisions in the Underwriting Agreement, the Indenture, the Notes or the Guarantee, (vi) the ability of any person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding, (vii) any right to the appointment of a receiver, (viii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process, (ix) any waiver or limitation concerning mitigation of damages, (x) the availability of the right of rescission, (xi) any law or regulation relating to foreign, federal, state or local taxation, foreign, federal or state environmental regulation, local laws, labor laws, the Patriot Act, intellectual property laws, antitrust laws or those relating to zoning, land use or subdivision laws, ERISA and similar matters, (xii) the effect of the law of any jurisdiction (other than the State of New York) that limits the rate(s) of interest that may be charged or collected, (xiii) the enforceability of any right to receive interest on interest, (xiv) any provision that requires the payment of liquidated or punitive damages, prepayment penalties or premiums, late fees or default rates of interest to the extent that they are found to constitute unenforceable penalties or forfeitures, (xv) any provision that excludes money damages as a remedy, if injunctive relief is not available under applicable law, or that permits a party to pursue multiple remedies or that provides that all remedies are cumulative or nonexclusive, or that violates laws relating to claim splitting or collateral estoppel, (xvi) any provision requiring the payment or reimbursement of attorneys’ fees other than “reasonable” attorneys’ fees under the circumstances for which payment or reimbursement is sought, (xvii) any provision in any document regarding severability, (xviii) any provision that would alter the terms or rights and obligations of the parties based on course of dealing, course of performance or the like, or that provides that failure or delay in taking action may not constitute a waiver of rights or (xix) any provision that requires that amendments or waivers be made in writing. Further, we call your attention to Senior Transeastern Lenders v. Official Comm. Of Unsecured Creditors (In re TOUSA, Inc., et al.), 680 F.3d 1298 (11th Cir. 2012), and note that the validity and enforcement of the Guarantor’s obligations under the Guarantee may be subject to the holding in that case.

In rendering the opinions set forth in numbered paragraphs 1 and 2 above with respect to the existence and good standing of the Company and the Guarantor, we have relied solely on certificates as of a recent date and not necessarily as of the date hereof of authorities in the jurisdictions of the Company’s and the Guarantor’s incorporation that this firm received in response to this firm’s requests for confirmation of the existence and good standing of the Company and the Guarantor in such jurisdictions, copies of which certificates have been furnished to you. Further, in rendering the opinion set forth in numbered paragraph 1 above with respect to the good standing of the Company in the State of Texas, we have relied solely upon a statement of Franchise Tax Account Status dated as of July 7, 2014 obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement indicates that, as of the date thereof, the Company’s right to transact business in Texas is “active.”

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The opinions expressed herein are solely for the benefit of the addressees hereof and the Trustee, and no other person is entitled to rely upon this opinion without our prior written consent. Furthermore, without our prior written consent, this letter may not be furnished to any other person or quoted in whole or in part or otherwise referred to. This opinion is limited to the matters expressly stated herein and is given as of the date hereof. We assume no obligation to update this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any laws or regulations subsequent to the date hereof.

Very truly yours,

HUNTON & WILLIAMS LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011

July 10, 2014

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

TD Securities (USA) LLC

Drexel Hamilton, LLC

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re:	General Motors Financial Company, Inc. 2.625% Senior Notes due 2017 and 3.500% Senior Notes due 2019

Ladies and Gentlemen:

We have acted as special counsel to General Motors Financial Company, Inc., a Texas corporation (the “Company”), and AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), in connection with the issuance of $700,000,000 aggregate principal amount of the Company’s 2.625%

Senior Notes due 2017 and $800,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2019 (collectively, the “Notes”) pursuant to the terms of an indenture (the “Base Indenture”), dated as of July 10, 2014, by and among the Company, the Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of July 10, 2014 (the “First Supplemental Indenture”), by and among the Company, the Guarantor and the Trustee, and a Second Supplemental Indenture dated as of July 10, 2014 (the “Second Supplemental Indenture”, and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee.

This letter is furnished to you at the Company’s request as required by Section 7(c) of the Underwriting Agreement (the “Underwriting Agreement”), dated July 7, 2014, among the Company, the Guarantor and the underwriters named therein (the “Underwriters”). Initially capitalized terms not otherwise defined herein shall have the same meaning as ascribed thereto in the Underwriting Agreement.

We have been orally advised by the staff of the Securities and Exchange Commission (the “Commission”) that the Company’s Registration Statement on Form S-3 (Registration No. 333-196531) became effective on June 16, 2014 (such Registration Statement, as amended at the time it became effective, and including the documents filed by the Company with the Commission and incorporated by reference therein, the “Registration Statement”), and that no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings therefor have been instituted by the Commission. The Notes have been offered pursuant to the Prospectus dated June 16, 2014 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated July 7, 2014, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission (the “Preliminary Prospectus”), a final prospectus supplement dated July 7, 2014 (together with the Base Prospectus and the documents filed by the Company with the Commission and incorporated by reference therein, the “Final Supplemental Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended, and a free writing prospectus prepared by the Company and filed with the Commission on July 7, 2014 pursuant to Rule 433 of the Act (the “Permitted Free Writing Prospectus”). The Preliminary Prospectus, the Issuer Free Writing Communication and the pricing information set forth on Schedule B to the Underwriting Agreement and the documents filed by the Company with the Commission and incorporated by reference into the Preliminary Prospectus are collectively referred to as the “Time of Sale Disclosure Package.”

In acting as counsel to the Company and the Guarantor in connection with the transactions described in the first paragraph above, we have participated in various conference calls with officers of the Company and its affiliates, as well as with the Representatives of the several Underwriters and their counsel, at which the contents of the Registration Statement, the Time of Sale Disclosure Package and the Final Supplemental Prospectus and related matters were discussed and reviewed. We did not participate in the preparation of the documents incorporated by reference into the Registration Statement, Time of Sale Disclosure Package or Final Supplemental Prospectus. Because of the inherent limitations in the independent verification of factual matters, and the character of the determinations involved in the preparation of the Registration Statement, the Time of Sale Disclosure Package and the Final Supplemental Prospectus, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Disclosure Package and the Final Supplemental Prospectus (except to the extent expressly set forth in numbered paragraph 9 of our opinion to you dated as of the date hereof). However, subject to and on the basis of the foregoing, we advise you that nothing has come to our attention in the course of such discussions and reviews that has caused us to believe that:

(a) the Registration Statement, on the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b) the Time of Sale Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c) the Final Supplemental Prospectus contained, as of its date, or contains, on the date hereof, any untrue statement of a material fact or omitted, as of its date, or omits, on the date hereof, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, in each case, we express no view or belief and make no statement with respect to (i) the financial statements and schedules and notes thereto, the unaudited pro forma condensed combined financial information and schedules and notes thereto or other pro forma, financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference in, or excluded from, the Registration Statement, the Time of Sale Disclosure Package or the Final Supplemental, (ii) any information in the Registration Statement, the Time of Sale Disclosure Package or the Final Supplemental Prospectus furnished in writing to the Company by the Underwriters or by any party other than the Company or its affiliates, or (iii) the Trustee’s statement of eligibility on Form T-1.

In addition, we have made no inquiry into the delivery of any documents to any investor. Finally, the advice provided herein is limited to those attorneys of this firm involved in the representation of the Company in connection with the transactions referenced herein.

This letter is rendered to you solely in connection with the Underwriting Agreement and may not be used or relied upon by any other person or for any other purpose, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent. This letter is given as of the date hereof, and we do not undertake to advise you of any changes in the views expressed herein from matters that might hereafter arise or be brought to our attention.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

Exhibit C

Form of Opinion of Frank E. Brown III, Esq.

[see attached.]

July 10, 2014

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

TD Securities (USA) LLC

Drexel Hamilton, LLC

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Hunton & Williams LLP

1445 Ross Avenue

Suite 3700

Dallas, Texas 75202

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Re:	General Motors Financial Company, Inc. 2.625% Senior Notes due 2017 and 3.500% Senior Notes due 2019

Ladies and Gentlemen:

This opinion is being furnished to you in my capacity as Senior Vice President, Corporate Counsel and Secretary of General Motors Financial Company, Inc. (the “Company”) and AmeriCredit Financial Services, Inc. (the “Guarantor”) in connection with the offering of $700,000,000 aggregate principal amount of the Company’s 2.625% Senior Notes due 2017 and $800,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2019 (the “Offered Securities”) pursuant to an Underwriting Agreement, dated as of July 7, 2014, among the Company, the Guarantor and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters (the “Underwriting Agreement”). This opinion is being furnished to you pursuant to Section 7(d) of the Underwriting Agreement.

All capitalized terms used in this opinion not specifically defined herein have the meanings assigned to such terms in the Underwriting Agreement. As the basis for the conclusions expressed in this opinion letter, I have examined and relied upon the following:

1. General Disclosure Package and the Prospectus, the Base Indenture, the Supplemental Indentures, the Underwriting Agreement, the Notes and the Guarantee (the “Operative Documents”);

2. Certificates of Formation, Certificates of Incorporation or other charter documents of the Company and the Subsidiaries, respectively;

3. Unanimous written consents and/or resolutions of the respective Boards of Directors of the Company and the Guarantor containing resolutions authorizing and approving the Offered Securities, the Operative Documents and the various transactions contemplated therein; and

4. Such other certificates of existence and good standing, permits, licenses and other matters of fact and law as I have deemed to be necessary or appropriate for the expression of the opinions contained herein.

Based upon the foregoing, but subject to the comments, assumptions, limitations, qualifications and exceptions set forth herein, I am of the opinion that:

(1) The Company is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect.

(2) The Guarantor is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect.

(3) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or formation or bylaws, or other organizational documents, or to my best knowledge after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the General Disclosure Package and the Prospectus and except to the extent that any such violation or default would not have a Material Adverse Effect.

(4) None of the issuance, offer or sale of the Offered Securities and Guarantee, the execution, delivery or performance by the Company and the Guarantor of the Underwriting Agreement or the other Operative Documents, compliance by the Company and the Guarantor with the provisions hereof or thereof nor consummation by the Company and the Guarantor of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under the certificate of formation or bylaws of the Company or certificate of incorporation or bylaws of the Guarantor or any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of them is subject, nor will any such action result in any violation of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws, the Securities Act, the Exchange Act and the 1939 Act), judgment, injunction, order or decree known to me, applicable to the Company or the Subsidiaries or any of their respective properties.

(5) The statements set forth in, or incorporated by reference into, the General Disclosure Package and the Prospectus under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” insofar as they are descriptions of contracts, agreements or other legal documents or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown by the rules and regulations promulgated under the Securities Act.

(6) To my best knowledge after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except to the extent that any such violation would not have a Material Adverse Effect.

(7) The Company and the Subsidiaries have all Permits that are required under applicable law to own their respective properties and to conduct their respective businesses as now being conducted as described in the General Disclosure Package and the Prospectus except where the failure to have any such Permits would not, individually or in the aggregate, have a Material Adverse Effect.

(8) The statements in the General Disclosure Package and the Prospectus (including all statements incorporated by reference therein), insofar as they are descriptions of contracts, agreements or other legal documents pertaining to the Company’s Bank Lines and Credit Facilities are accurate in all material respects and present fairly the Company’s and the Guarantor’s rights, obligations and liabilities in connection with such Bank Lines and Credit Facilities.

(9) None of the issuance, offer or sale of the Offered Securities and the Guarantee, the execution, delivery or performance by the Company and the Guarantor of the Underwriting Agreement or the other Operative Documents, compliance by the Company and the Guarantor with the provisions hereof or thereof nor consummation by the Company and the Guarantor of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any material agreement, indenture, or other instrument pertaining to the Company’s Bank Lines and Credit Facilities, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any material agreement or instrument pertaining to the Company’s Bank Lines and Credit Facilities.

(10) I do not know of any person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Offered Securities or the right, as a result of the consummation of the transactions contemplated by the Operative Documents, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company, except for the rights of the Underwriters under the Underwriting Agreement.

(11) To my knowledge, other than as described or contemplated in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or its Subsidiaries which are not disclosed in the General Disclosure Package and the Prospectus and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Offered Securities or the consummation of the other transactions contemplated by the Operative Documents.

(12) To my knowledge, there are no material agreements, contracts, indentures, leases or other instruments, that are not described in the General Disclosure Package and the Prospectus.

The opinions expressed herein are specifically limited to the laws of the State of Texas and the federal laws of the United States of America. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion letter has been issued solely for your benefit and no other party or entity shall be entitled to rely hereon without my express written consent. Without my prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.

Very truly yours,

Frank E. Brown III
Senior Vice President, Corporate Counsel and Secretary,
General Motors Financial Company, Inc.
AmeriCredit Financial Services, Inc.

Exhibit D

Form of Opinion of Katten Muchin Rosenman LLP

[see attached.]

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

July 10, 2014

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

TD Securities (USA) LLC

Drexel Hamilton, LLC

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Re:	Sale of 2.625% Senior Notes due 2017 and 3.500% Senior Notes due 2019 by
General Motors Financial Company, Inc.

Ladies and Gentlemen:

We have acted as counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), AFS SenSub Corp., a Nevada corporation (“AFS SenSub”) and General Motors Financial Company, Inc., a Texas corporation (the “Company”) in connection with a series of automobile receivables-backed securitizations sponsored in the United States (the “Securitizations”) and warehouse financing facilities in the United States (the “Warehouse Financing Facilities”). We have also acted as special securitization counsel to the Company in connection with the sale by the Company, on or about July 10, 2014, of $700,000,000 of 2.625% Senior Notes due 2017 (the “2017 Notes”), and $800,000,000 of 3.500% Senior Notes due 2019 (the “2019 Notes” and, together with the 2017 Notes, the “Notes”).

Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Underwriting Agreement, dated as of July 7, 2014 (the “Underwriting Agreement”), by and among the Guarantor, the Company and Credit Suisse Securities (USA) LLC., Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Underwriters named therein (the “Representatives”). This opinion is being rendered pursuant to Section 7(e) of the Underwriting Agreement.

As such counsel, we have examined (i) the Company’s Preliminary Prospectus Supplement, dated July 7, 2014 (together with all documents incorporated therein by reference, the “Preliminary Prospectus Supplement”), (ii) the Company’s Prospectus Supplement, dated July 7, 2014 (together with all documents incorporated therein by reference, the “Prospectus Supplement”), (iii) the Base Indenture, dated as of July 10, 2014 by and among the Company, the Guarantor and Wells Fargo Bank, National Association, as supplemented by a supplemental indenture relating to the 2017 Notes and a supplemental indenture relating to the 2019 Notes, each dated as of July 10, 2014 (the Base Indenture as supplemented by such supplemental indentures, the “Indenture”), (iv) the Notes issued pursuant to the Indenture, (v) the Guarantee issued by the Guarantor pursuant to the Indenture and (vi) the Underwriting Agreement. The items set forth in items (iii)-(vi) of the preceding sentence are referred to herein as the “Operative Documents”. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

As to various matters of fact relevant to the opinions hereinafter expressed, we have relied upon the statements and certificates of officers and representatives of the Company.

In rendering the opinions expressed below, we have assumed, without investigation, (a) the due authorization, execution and delivery of the Operative Documents, and the validity and enforceability thereof against the parties thereto, (b) that each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Operative Documents and to carry out the transactions contemplated thereunder, and (c) that the Operative Documents will be enforced in good faith and in a commercially reasonable manner.

Based upon and subject to the foregoing, and subject to the qualifications that we are not opining on (i) any transactions covered by the legal opinion of Osler, Hoskin & Harcourt LLP, delivered to the addressees of this opinion, of even date herewith, as to certain matters relating to Company-sponsored securitizations and warehouse financing facilities in Canada, or (ii) any securitization or warehouse financing facility pursuant to which the receivables do not relate to U.S. obligors, we are of the opinion that:

1. The statements in the General Disclosure Package and the Prospectus Supplement (including all statements incorporated by reference therein), insofar as they are descriptions of contracts, agreements or other legal documents pertaining to (i) the Company-sponsored Securitizations or (ii) the Company’s Warehouse Financing Facilities, are accurate in all material respects and present fairly the Company’s and the Guarantor’s rights, obligations and liabilities in connection with such Securitizations or Warehouse Financing Facilities, as the case may be.

2. None of the issuance, offer or sale of the Notes, the execution, delivery or performance by the Company and the Guarantor of the Underwriting Agreement or the other Operative Documents, compliance by the Company and the Guarantor with the provisions of the Underwriting Agreement and such other Operative Documents nor consummation by the Company and the Guarantor of the transactions contemplated by the Underwriting Agreement or such other Operative Documents conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any material agreement, indenture, or other instrument pertaining to a Company-sponsored Securitization or Warehouse Financing Facility, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of the Guarantor pursuant to the terms of any material agreement or instrument pertaining to a Company-sponsored Securitization or Warehouse Financing Facility.

We are members of the bar of the State of New York and this opinion is limited to the laws of the State of New York and the Federal laws of the United States of America.

This opinion is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person or entity.

Very truly yours,

Exhibit E

Form of Opinion of Osler, Hosking & Harcourt LLP

[see attached.]

July 10, 2014	Peter Milligan Direct Dial: 416.862.6634 PMilligan@osler.com Our Matter Number: 1158128

To The Underwriters Named in Schedule A Hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

Wells Fargo Bank, National Association

Corporate Trust Services

750 N. St. Paul Place, Suite 1750

MAC T9263-170

Dallas, TX 75201

Re:	Sale of 2.625% Senior Notes due 2017 and 3.500% Senior Notes due 2019 (collectively, the “Notes”) by General Motors Financial Company, Inc. (the “Issuer”)

Ladies and Gentlemen:

We have acted as special Ontario counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”) in connection with the execution and delivery by the Guarantor of the documents listed in Schedule B hereto (each, a “Canadian Document”) relating to the Canadian lease warehouse financing facility and the Canadian dealer floor plan warehouse financing facility.

Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Underwriting Agreement, dated as of July 7, 2014 (the “Underwriting Agreement”), by and among the Guarantor, the Issuer and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the Underwriters named therein. This opinion is being rendered pursuant to Section 7(f) of the Underwriting Agreement.

As special counsel to the Guarantor, we have examined (i) the base indenture, dated as of July 10, 2014 (the “Base Indenture”), by and among the Issuer, the Guarantor and Wells Fargo Bank, National Association as supplemented by a supplemental indenture relating to the 2017 Notes and a supplemental indenture relating to the 2019 Notes, each dated as of July 10, 2014 (each, a “Supplemental Indenture”, and the Base Indenture as supplemented by the Supplemental Indentures, the “Indenture”), (ii) the Notes issued pursuant to the Indenture, (iii) the Guarantee issued by the Guarantor pursuant to the Indenture, and (iv) the Underwriting Agreement (collectively, the “Operative Documents”). We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth.

The opinions expressed herein relate only to the laws of the Province of Ontario (the “Province”) and the federal laws of Canada applicable therein in effect on the date hereof, and no opinions are expressed as to the laws of any other jurisdiction.

In rendering the opinions expressed below, we have assumed, without investigation:

that each of the Operative Documents constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of them in accordance with its terms;

the completeness and authenticity of all records and all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles;

that the Operative Documents would be interpreted under the laws by which they are governed in the same manner that they would be interpreted under the laws of the Province;

that the issuance, offer and sale of the Notes, the execution, delivery and performance by the Issuer and the Guarantor of the Operative Documents, the compliance by the Issuer and the Guarantor with the provisions of the Operative Documents and the consummation by the Issuer and the Guarantor of the transactions contemplated by the Operative Documents do not and will not (x) violate, conflict with or constitute a default under (i) any agreement or instrument to which the Guarantor or the Issuer or any of their respective properties are or will be subject (except that we do not make the assumption set forth in this clause (x)(i) with respect to any Canadian Document), (ii) any law, rule or regulation to which the Guarantor or the Issuer or any of their respective properties are or will be subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority and (y) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or the Issuer pursuant to the terms of any Operative Document (except that we do not make the assumption set forth in this clause (y) with respect to any Canadian Document); and

that the issued Notes are in the forms attached to the Supplemental Indentures.

For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of an assumption, limitation or qualification expressed in general terms that includes the subject matter of the specific assumption, limitation or qualification.

Based upon and subject to the foregoing, we are of the opinion that none of the issuance, offer or sale of the Notes, the execution, delivery or performance by the Issuer and the Guarantor of the Underwriting Agreement or the other Operative Documents, compliance by the Issuer and the Guarantor with the provisions of the Underwriting Agreement and such other Operative Documents nor consummation by the Issuer and the Guarantor of the transactions contemplated by the Underwriting Agreement or such other Operative Documents conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any Canadian Document, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or of the Guarantor pursuant to the terms of any Canadian Document.

This opinion is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person or entity.

Yours very truly,

Schedule “A”

Underwriters

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Mizuho Securities USA Inc.

TD Securities (USA) LLC

Drexel Hamilton, LLC

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

Schedule “B”

Canadian Documents

Canadian Documents relating to the Warehouse Financing Facilities:

1. Performance Guarantee dated as of July 15, 2011 by AmeriCredit Financial Services, Inc., as performance guarantor, in favour of the Computershare Trust Company of Canada, in its capacity as trustee of GMF Canada Leasing Trust

2. First Omnibus Amendment dated as of July 13, 2012 between, among others, Computershare Trust Company of Canada, in its capacity as trustee of GMF Canada Leasing Trust and AmeriCredit Financial Services, Inc., as performance guarantor

3. Performance Guarantee dated as of June 7, 2013 by AmeriCredit Financial Services, Inc., as performance guarantor, in favour of GMF Floorplan Canadian Owner Revolving Trust, (“GCORT”). Computershare Trust Company of Canada, as indenture trustee, the purchasers of notes issued by GCORT and the administrative agents for the note purchasers.